SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 20


72DD.  1.   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A                                                     550
       2.   Dividends for a second class of open-end company shares
           (000's Omitted)
            Class C                                                     313
            Class R                                                      19
            Institutional Class                                          23


73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
       1.   Dividends from net investment income
            Class A                                                  0.2695
       2.   Dividends for a second class of open-end company shares
            (form nnn.nnnn)
            Class C                                                  0.2549
            Class R                                                  0.2549
            Institutional Class                                      0.2842

74U.   1    Number of shares outstanding (000's Omitted)
            Class A                                                   3,328
       2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class C                                                   1,780
            Class R                                                      78
            Institutional Class                                          82


74V.   1    Net asset value per share (to nearest cent)
            Class A                                                   $9.91
       2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class C                                                   $9.91
            Class R                                                   $9.91
            Institutional Class                                       $9.91